                                                                    EXHIBIT 10.4

                                 CONFIRMATORY LICENSE
                 (LARGE BUSINESS EMPLOYEE/INVENTOR-IDENTIFIED WAIVER)


Title:        METHOD FOR IMPROVED SELECTIVITY IN PHOTO-ACTIVATION AND DETECTION
              OF MOLECULAR DIAGNOSTIC AGENTS
INVENTOR(S):  ERIC A. WACHTER; WALTER G. FISHER; and H. CRAIG DEES
SERIAL NO.:   08/741,370                    FILING DATE (U.S.): 30 October 1996
CONTRACTOR:   Lockheed Martin Energy Systems, Inc.
DOE CASE NO.:  S-82,272
DOE CONTRACT NO.:  DE-AC05-840R21400
DOE IDENTIFIED WAIVER NO.:  W(I)-95-018; ORO-597
FOREIGN APPLICATIONS FILED IN OR INTENDED TO BE FILED AT
LICENSOR'S EXPENSE IN (COUNTRIES):  None


A waiver of Government rights in the above-identified invention having been granted by the U.S. Department of Energy (DOE) to the Inventor(s) (hereinafter referred to as the "Licensor"), said Licensor having the authorization of the Contractor to request and receive the waiver, the effective date of said waiver is August 2, 1996.

Accordingly, this document is confirmatory of the paid-up license required to be granted to the Government under 41 CFR 9-9.109-6 in the above-identified invention, patent application, and any resulting patent, as well as any continuation, divisional, reissue, supplemental or continuation-in-part thereof and of all other rights reserved to the Government under 41 CFR 9-9.109-6, said license and other rights including the following:

(1) GOVERNMENT LICENSE AND INSPECTION RIGHTS

    With respect to the Subject Invention in which title has been waived to the Licensor, the Federal Government shall have a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the United States the Subject Invention throughout the world.

    The Government is hereby granted the irrevocable power to inspect and make copies of the above-identified patent application.

(2) CONVEYANCE TERMS AND CONDITIONS - DOMESTIC

    (a)  Subject to the minimum rights reserved to the Licensor in paragraph
(8) herein, the Licensor agrees to convey to the Government, upon request, the entire domestic right, title, and interest in the above-identified invention when the Licensor:

         (i) decides not to continue prosecution of the patent application filed on the above-identified invention;

         (ii) at any time, no longer desires to retain title in the above-identified invention; or

         (iii) fails to have a United States patent application filed on the invention in accordance with terms and conditions of paragraph (4) herein.

    (b) Conveyance requested pursuant to the above subparagraphs (2)(a)(i-iii) shall be made by delivering to the DOE Patent Counsel duly executed instruments and such other papers as are deemed necessary to vest in the Government the entire right, title, and interest in the invention to enable the Government to apply for and prosecute patent applications covering the invention in the United States or otherwise establish its ownership of the invention.

(3) CONVEYANCE TERMS AND CONDITIONS --  FOREIGN

    (a) Subject to the minimum rights reserved to the Licensor in paragraph (8) hereof, the Licensor agrees to convey to the Government, upon request, the entire right, title, and interest in the above-identified invention in any foreign country if the Licensor:

         (i) does not elect pursuant to paragraph (5) herein to retain such rights in the foreign country; or

         (ii) fails to have a patent application filed in the foreign country on said invention in accordance with paragraph (5) herein, or decides not to continue prosecution or not to pay any maintenance fees covering such invention. To avoid forfeiture of the patent application or patent, the Licensor shall, not less than sixty (60) days before the expiration period for any action required by the foreign Patent Office, notify the DOE Patent Counsel of such failure or decision, and deliver to the DOE Patent Counsel the executed instruments necessary for the conveyance specified in this paragraph.

    (b) Conveyances requested pursuant to the above subparagraphs (3)(a)(i) and (3)(a)(ii) shall be made by delivering to the DOE Patent Counsel duly executed instruments and such other papers as are deemed necessary to vest in the Government the entire right, title, and interest in the invention to enable the Government to apply for and prosecute patent applications covering the invention in the foreign country or otherwise establish its ownership of the invention.

(4) FILING OF PATENT APPLICATIONS -- DOMESTIC

    (a) The Licensor shall have a domestic patent application for the above-identified Subject Invention filed within six (6) months after the effective date of this waiver. The Licensor shall promptly notify the Patent Counsel of any decision not to file such an application.

    (b) For the above-identified invention for which a patent application has been filed by the Licensor, the Licensor shall:

         (i) within two (2) months after the filing or within two (2) months after submission of an invention disclosure pursuant to the requirements of the above contract if the patent application previously has been filed, deliver to the DOE Patent Counsel a copy of the application as filed including the filing date and serial number;

         (ii) include the following statement in the second paragraph of the specification of the application and any patents issued on the identified invention, "The Government has rights in this invention pursuant to Contract No. DE-ACO5-840R21400 awarded by the U.S. Department of Energy;

         (iii) provide the DOE Patent Counsel with a copy of any patent issued on the application within two (2) months after such patent issues; and

         (iv) not less than thirty (30) days before the expiration of the response period for any action required by the Patent and Trademark Office, notify the DOE Patent Counsel of any decision not to continue prosecution of the application and deliver to the DOE Patent Counsel executed instruments granting the Government a power of attorney.

    (c) If the Licensor at any time prior to the filing of the application elects not to retain the rights waived for the above-identified invention, the Licensor shall inform the DOE Patent Counsel promptly in writing of the date and identity of any sale or placing on sale, public use, or public disclosure of the invention which may constitute a statutory bar under 35 U.S.C. 102, which was authorized by or known to the Licensor or any contemplated action of this nature.

(5) FILING OF PATENT APPLICATIONS -- FOREIGN

    (a) With respect to the rights waived for the above-identified invention in a foreign country, the Licensor shall have a patent application filed on the invention in that country in accordance with applicable statutes and regulations and within one of the following periods:

         (i) Eight (8) months from the date of a corresponding United States application filed by the Licensor, or if such an application is not filed, six (6) months from the date the invention is submitted as a disclosure pursuant to the requirements of the above contract.

         (ii) Six (6) months from the date a license is granted by the Commissioner of Patents and Trademarks to file foreign applications where such filing has been prohibited by security reasons; or

         (iii)  Such longer period as may be approved by the DOE Patent
                Counsel.

    (b) The Licensor shall notify the DOE Patent Counsel promptly of each foreign application filed and upon written request shall furnish an English version of the application without additional compensation.

(6) OTHER TERMS AND CONDITIONS OF WAIVED RIGHTS

    (a)  REPORTING ON UTILIZATION OF SUBJECT INVENTIONS

         The Licensor agrees to submit, on request, periodic reports no more frequently than annually on the utilization of the Subject Invention or on efforts at obtaining such utilization that are being made by the Licensor or its licensees or assignees. Such reports shall include information regarding the status of development, data of first commercial sale or use, gross royalties received by the Licensor, and such other data and information as DOE may reasonably specify. The Licensor also agrees to provide additional reports as may be requested by DOE in connection with a march-in proceeding undertaken by DOE in accordance with paragraph (b) of this clause. To the extent data or information supplied under this section is considered by the Licensor, its licensee or assignee to be privileged and confidential and is so marked, DOE agrees that, to the extent permitted by 35 USC 202(c)(5), it will not disclose such information to persons outside the Government.

    (b)  MARCH-IN RIGHTS

         The Licensor agrees that with respect to the Subject Invention in which it has acquired title, DOE has the right in accordance with the procedures in 37 CFR 401.6 and any supplemental regulations of DOE, to require the Licensor, an assignee or exclusive licensee of the Subject Invention to grant a nonexclusive, partially exclusive, or exclusive license in any field of use to a responsible applicant or applicants, upon terms that are reasonable under the circumstances, and if the Licensor, assignee, or exclusive licensee refuses such a request, DOE has the right to grant such a license itself if DOE determines that:

         (i) such action is necessary because the Licensor, assignee, or their exclusive licensee has not taken, or is not expected to take within a reasonable time, effective steps to achieve practical application of the Subject Invention in such field of use;

         (ii) such action is necessary to alleviate health or safety needs which are not reasonably satisfied by the Licensor, assignee, or their exclusive licensee;

         (iii) such action is necessary to meet requirements for public use specified by federal regulations and such requirements are not reasonably satisfied by the Licensor, assignee, or exclusive licensee.

         (iv) such action is necessary because the agreement required by paragraph (c) of this clause has not been obtained or waived or because a licensee of the exclusive right to use or sell the Subject Invention in the United States is in breach of such agreement.

    (c)  PREFERENCE FOR UNITED STATES INDUSTRY

         Notwithstanding any other provision of this clause, the Licensor agrees that neither it nor any assignee will grant to any person the exclusive right to use or sell the Subject Invention in the United States unless such person agrees that any products embodying the Subject Invention or produced through the use of the Subject Invention will be manufactured substantially in the United States. However, in individual cases, the requirement for such an agreement may be waived by DOE upon a showing by the Licensor or its assignee that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible.

(7) TERMINATIONS

    (a) The waiver granted to the Licensor in connection with the above contract, or any retention of rights by the Licensor herein may, subject to the minimum rights reserved in paragraph (8) hereof, be terminated at the discretion of the Secretary or his/her designee in whole or in part, if the request for waiver or retention of rights by the Licensor is found to contain false material statements or nondisclosure of material facts, and such were specifically relied upon in reaching the waiver determination or the agreement to the retention of rights by the Licensor.

    (b) Any waiver of the rights as applied to the above-identified Subject Invention, may be terminated at the discretion of the Secretary or his/her designee, in whole or in part, if the Licensor fails to comply with the provisions set forth in paragraphs (4) or (6) herein and such failure is determined by the Secretary or his/her designee to be material and detrimental to the interests of the United States and the general public.

    (c)  Prior to terminating any waiver of rights under paragraph (7)(a) or
(7)(b) of this clause, the Licensor will be given written notice of the intention to terminate the waiver of rights, the extent of such proposed termination and the reasons therefor, and a period of thirty (30) days, or such longer period as the Secretary or his/her designee shall determine for good cause shown in writing, to show cause why the waiver of rights should not be so terminated.

    (d) All terminations of waivers of rights under paragraph (7)(a) shall be subject to the rights granted in paragraph (8) of this clause, and termination shall normally be partial in nature, requiring the Licensor to grant nonexclusive or partially exclusive licenses to responsible applicants upon terms reasonable under the circumstances.

(8) MINIMUM LICENSOR LICENSE

    There is reserved to the Licensor an irrevocable, nonexclusive, paid-up license in each patent application filed in any country on the above-identified Subject Invention and any resulting patent in which the Government acquires title. The license shall extend to the Licensor's domestic subsidiaries and affiliates, if any, within the corporate structure of which the Licensor is a part and shall include the right to grant sublicenses of the same scope to the extent the Licensor was legally obligated to do so at the time the contract was awarded. The license shall be transferable only with the approval of DOE except when transferred to the successor of that part of the Licensor's business to which the invention pertains.

(9) It is understood and agreed that this license does not preclude the Government from asserting rights under the provisions of said contract or of any other agreement between the Government and the Contractor or inventor, or any other rights of the Government with respect to the above-identified Subject Invention.

(10) The Licensor agrees that any products embodying any waived invention or produced through the use of any waived invention during the term of a United States patent covering the waived invention will be manufactured substantially in the United States unless the Licensor can show to the satisfaction of the DOE that it is not commercially feasible to do so.


                                  Signed this 4th day of February, 1997


                                  /s/ Eric A. Wachter            (Inventor)
                                  -------------------------------

                                  Signed this 4th day of February, 1997



                                  /s/ Walter G. Fisher           (Inventor)
                                  -------------------------------


                                  Signed this 4th day of February, 1997



                                  /s/ H. Craig Dees              (Inventor)
                                  -------------------------------

[SEAL]

State of Tennessee

County of Roane


On this 4th day of February, 1997, Walter G. Fisher, Eric A. Wachter and
H. Craig Dees personally appeared before me whose identity I proved on the basis of their employee badge to be the signers of the attached document, and they acknowledged that they signed it.

This Notary Certificate is prepared on a separate page and is attached to the confirmatory license document entitled "Method for Improved Selectivity in Photo-Activation and Detection of Molecular Diagnostic Agents," containing seven pages.


                                  /s/ Shelley L. Stafford
                                  -------------------------------
                                           Notary Public